Exhibit 99.2

The New York Times Company Reports December Revenues

NEW YORK--(BUSINESS WIRE)--January 28, 2009--The New York Times Company announced today that in December total Company revenues from continuing operations decreased 9.1% compared with the same month a year ago. Advertising revenues decreased 15.7% and circulation revenues increased 3.0%.

All comparisons are for December 2008 to December 2007 unless otherwise noted:

News Media Group

Advertising revenues for the News Media Group declined 15.8%.

The New York Times Media Group – Advertising revenues for The New York Times Media Group decreased 14.1%. National advertising revenues decreased as weakness in the studio entertainment, financial services, telecommunications and technology products categories was partially offset by strong growth in corporate advertising. Retail advertising revenues declined mainly due to decreases in department store advertising. Classified advertising revenues were down because of weakness in real estate, help-wanted and automotive advertising.

New England Media Group – Advertising revenues for the New England Media Group decreased 18.2%. National advertising revenues were lower mainly because of decreases in the telecommunications, studio entertainment, media and financial services categories. Retail advertising revenues declined primarily due to weakness in the department and other stores, furniture/home furnishing and jewelry/luggage categories. Classified advertising revenues were lower due to softness in real estate, help-wanted and automotive advertising.

Regional Media Group – Advertising revenues for the Regional Media Group decreased 20.3%. Retail advertising revenues were down mainly because of declines in the home furnishing, telecommunication, specialty store and grocery categories. Classified advertising revenues decreased due to weakness in automotive, help-wanted and real estate advertising.

Internet advertising revenues included in the News Media Group decreased 12.3% in December because of weakness in both display and online classified advertising. In the fourth quarter, Internet advertising revenues included in the News Media Group were down 3.2% compared with the 2007 fourth quarter, as declines in the online classified categories offset modest growth in display advertising. For the year, Internet advertising revenues included in the News Media Group were up 8.7% compared with 2007, as growth in display advertising offset decreases in online recruitment advertising.

Circulation revenues for the News Media Group grew 3.0% as The New York Times, New England and Regional Media Groups all benefited from higher prices.

About Group

Advertising revenues at the About Group (which includes the Web sites of About.com, ConsumerSearch.com, UCompareHealthCare.com and Caloriecount.about.com) decreased 13.2% in December because of declines in display and cost-per-click advertising. For the 2008 full year, advertising revenues at the About Group increased 10.4% compared with the same period in 2007, as growth in cost-per-click advertising offset modest declines in display advertising.

Other Data

Internet Businesses: Internet businesses include NYTimes.com, About.com, Boston.com and other Company Web sites. Total Internet revenues decreased 11.4% and Internet advertising revenues decreased 12.7% in December. In total, Internet businesses accounted for 11.7% of total revenues in December versus 12.0% in December 2007.

For the 2008 fourth quarter, total Internet revenues decreased 2.9% and Internet advertising revenues decreased 3.5%. In total, Internet businesses accounted for 12.0% of total revenues in the fourth quarter versus 11.0% in 2007 fourth quarter. For 2008, total Internet revenues rose 6.5% and Internet advertising revenues increased 9.3% compared with 2007. In total, Internet businesses accounted for 11.9% of total revenues in 2008 versus 10.3% in 2007.

In addition, The New York Times Company had the 12th largest presence on the Web, with 50.8 million unique visitors in the United States in December 2008 according to Nielsen Online, up about 4% from 48.7 million unique visitors in December 2007. Also according to Nielsen Online, NYTimes.com had 18.2 million unique visitors in December versus 17.2 million in December 2007, up about 6%, and was the No. 1 newspaper Web site in the United States, a position it has long held.

The New York Times Company (NYSE: NYT), a leading media company with 2008 revenues of $2.9 billion, includes The New York Times, the International Herald Tribune, The Boston Globe, 16 other daily newspapers, WQXR-FM and more than 50 Web sites, including NYTimes.com, Boston.com and About.com. The Company’s core purpose is to enhance society by creating, collecting and distributing high-quality news, information and entertainment.

THE NEW YORK TIMES COMPANY
2008 TOTAL COMPANY REVENUES (a)
($ 000's)

	December			Full Year
			%			%
	2008	2007	Change	2008	2007	Change
Advertising Revenues
News Media
National	$70,303	$81,455	-13.7	$857,616	$945,480	-9.3
Retail	38,861	44,833	-13.3	397,949	451,621	-11.9
Classified	16,992	23,817	-28.7	357,867	489,221	-26.8
Other Ad Revenue	4,315	4,920	-12.3	58,727	63,699	-7.8
Total News Media Group	130,470	155,025	-15.8	1,672,159	1,950,021	-14.2

About Group	8,182	9,430	-13.2	107,540	97,447	+10.4

Total Ad Revenues from Continuing Operations	138,652	164,455	-15.7	1,779,699	2,047,468	-13.1

Circulation Revenues	70,156	68,121	+3.0	910,154	889,882	+2.3
Other Revenues (b)	22,715	22,258	+2.1	259,003	257,727	+0.5

Total Company Revenues from Continuing Operations	$231,523	$254,834	-9.1	$2,948,856	$3,195,077	-7.7

Discontinued Operations: Broadcast Media Group (c)	0	0	N/A	0	46,702	N/A
(a) Numbers may not add due to rounding.

(b) Primarily includes revenues from news services/syndication, commercial printing, digital archives, direct mail advertising services, rental income and wholesale delivery operations, which the Company closed in January 2009.

(c) On May 7, 2007, the Company sold the Broadcast Media Group, consisting of nine network-affiliated television stations, their related Web sites and the digital operating center, for approximately $575 million.

THE NEW YORK TIMES COMPANY
2008 TOTAL COMPANY REVENUES (a)
($ 000's)

	Fourth Quarter
			%
	2008	2007	Change
Advertising Revenues
News Media
National	$241,142	$283,424	-14.9
Retail	116,760	137,441	-15.0
Classified	68,137	101,485	-32.9
Other Ad Revenue	14,709	17,462	-15.8
Total News Media Group	440,749	539,813	-18.4

About Group	28,038	29,231	-4.1

Total Ad Revenues from Continuing Operations	468,787	569,043	-17.6

Circulation Revenues	233,668	225,344	+3.7
Other Revenues (b)	69,599	71,368	-2.5

Total Company Revenues from Continuing Operations	$772,054	$865,755	-10.8

Discontinued Operations: Broadcast Media Group (c)	0	0	N/A
(a) Numbers may not add due to rounding.

(b) Primarily includes revenues from news services/syndication, commercial printing, digital archives, direct mail advertising services, rental income and wholesale delivery operations, which the Company closed in January 2009.

(c) On May 7, 2007, the Company sold the Broadcast Media Group, consisting of nine network-affiliated television stations, their related Web sites and the digital operating center, for approximately $575 million.

THE NEW YORK TIMES COMPANY
2008 ADVERTISING REVENUES (a)
($ 000's)

	December			Full Year
			%			%
	2008	2007	Change	2008	2007	Change
News Media Group
New York Times Media Group	$87,595	$101,954	-14.1	$1,076,582	$1,222,811	-12.0
New England Media Group	23,021	28,149	-18.2	319,114	389,178	-18.0
Regional Media Group	19,854	24,922	-20.3	276,463	338,032	-18.2

Total News Media Group	130,470	155,025	-15.8	1,672,159	1,950,021	-14.2

About Group	8,182	9,430	-13.2	107,540	97,447	+10.4

Total Ad Revenues from Continuing Operations	$138,652	$164,455	-15.7	$1,779,699	$2,047,468	-13.1

Discontinued Operations: Broadcast Media Group (b)	0	0	N/A	0	45,745	N/A
(a) Numbers may not add due to rounding.

(b) On May 7, 2007, the Company sold the Broadcast Media Group, consisting of nine network-affiliated television stations, their related Web sites and the digital operating center, for approximately $575 million.

THE NEW YORK TIMES COMPANY
2008 ADVERTISING REVENUES (a)
($ 000's)

	Fourth Quarter
			%
	2008	2007	Change
News Media Group
New York Times Media Group	$294,975	$355,037	-16.9
New England Media Group	78,523	99,764	-21.3
Regional Media Group	67,251	85,012	-20.9

Total News Media Group	440,749	539,813	-18.4

About Group	28,038	29,231	-4.1

Total Ad Revenues from Continuing Operations	$468,787	$569,043	-17.6

Discontinued Operations: Broadcast Media Group (b)	0	0	N/A
(a) Numbers may not add due to rounding.

(b) On May 7, 2007, the Company sold the Broadcast Media Group, consisting of nine network-affiliated television stations, their related Web sites and the digital operating center, for approximately $575 million.

THE NEW YORK TIMES COMPANY
2008 NEWS MEDIA GROUP AD REVENUE GROWTH
BY CLASSIFIED CATEGORY

	% Change	% Change	% Change
	Dec. '08	Q4 '08	2008
	vs. Dec. '07	vs. Q4 '07	vs. 2007

Help-Wanted	-41.4	-45.1	-37.7
Real Estate	-33.1	-33.9	-27.6
Automotive	-21.6	-30.2	-22.9
Other	-15.9	-15.5	-8.3
Total Classified	-28.7	-32.9	-26.8

CONTACT:
The New York Times Company
Catherine J. Mathis, 212-556-1981
mathis@nytimes.com
or
Paula Schwartz, 212-556-5224
paula.schwartz@nytimes.com
This press release can be downloaded from www.nytco.com